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Exhibit 4.6

AGREEMENT

        Reference is made to the Subscription Agreement dated as of October 24, 2001, as amended November 20, 2001, January 3, 2002, March 15, 2002 and January 20, 2003 (the "Subscription Agreement"), by and among Arch Capital Group Ltd., a company organized under the laws of Bermuda (the "Company"), the parties listed on the signature pages hereto and certain other persons. Capitalized terms used without definition herein have the meanings given to them in the Subscription Agreement.

        For good and valid consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     The Adjustment Basket as of the Test Date is agreed to be $15,323,000, which includes net excess of the Realized Value over the Adjusted Closing Book Value of all of the Non-Core Assets in the amount of $16,860,000 (without taking into account the value ascribed to reinsurance rights that may be granted to the Company in connection with any divestiture of American Independent Insurance Holding Company and PSIC). All obligations of the Company and the Purchasers under Section B.3. of the Subscription Agreement relating to the Adjustment Basket as of the Test Date have been fully satisfied.

        2.     The Company hereby waives its rights under Section B.3.e of the Subscription Agreement.

        3.     The validity and effects of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

        4.     This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same instrument.

[Signature Pages Follow]

        IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above-written.

ARCH CAPITAL GROUP LTD.

By:	/s/ JOHN D. VOLLARO Name: John D. Vollaro Title: Executive Vice President and Chief Financial Officer
WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.,
WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS II, C.V.,

By:	Warburg, Pincus & Co., its General Partner

By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: Partner
WARBURG PINCUS (BERMUDA) PRIVATE EQUITY VIII, L.P.

By:	Warburg, Pincus (Bermuda) Private, Equity Ltd., its General Partner

	By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: Partner
WARBURG PINCUS (BERMUDA) INTERNATIONAL PARTNERS, L.P.

By:	Warburg Pincus (Bermuda) International Ltd., its General Partner

	By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: Partner

HFCP IV (BERMUDA), L.P.,

By:	H&F Investors IV (Bermuda), L.P.

	By:	H&F Corporate Investors IV (Bermuda) Ltd., its General Partner

		By:	/s/ GEORGIA LEE Name: Georgia Lee Title: Vice President
H&F INTERNATIONAL PARTNERS IV-A (BERMUDA), L.P.

By:	H&F Investors IV (Bermuda), L.P., its General Partner

	By:	H&F Corporate Investors IV (Bermuda), Ltd., its General Partner,

		By:	/s/ GEORGIA LEE Name: Georgia Lee Title: Vice President
H&F INTERNATIONAL PARTNERS IV-B (BERMUDA), L.P.

By:	H&F Investors IV (Bermuda), L.P.

	By:	H&F Corporation Investors IV (Bermuda), Ltd., its General Partner,

		By:	/s/ GEORGIA LEE Name: Georgia Lee Title: Vice President
H&F EXECUTIVE FUND IV (BERMUDA), L.P.

By:	H&F Investors IV (Bermuda), L.P., its General Partner

	By:	H&F Corporate Investors IV (Bermuda), Ltd., its General Partner

		By:	/s/ GEORGIA LEE Name: Georgia Lee Title: Vice President

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  Exhibit 4.6